UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 10, 2026

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Texas	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 State Street, Suite 400
Southlake, TX 76092
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.
On August 10, 2026, Natural Gas Services Group, Inc. (the “Company”) issued a press release announcing its results of operations for three months ended June 30, 2026. The press release issued August 10, 2026 is furnished as Exhibit No. 99.1 to this Current Report on Form 8-K. Natural Gas Services Group’s annual report on Form 10-K and its reports on Forms 10-Q and 8-K and other publicly available information should be consulted for other important information about Natural Gas Services Group, Inc.
The information in this Current Report on Form 8-K, including Exhibit No. 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 8.01 Other Events
On August 10, 2026, the Company announced that its Board of Directors has declared a cash dividend of $0.15 per share of common stock. This cash dividend will be paid on September 2, 2026, to all shareholders of record as of the close of business on August 19, 2026.
Item 9.01.  Financial Statements and Exhibits.
(d)         Exhibits
The Exhibit listed below is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release issued August 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	May 11, 2026	By:	/s/ Justin C. Jacobs

Justin C. Jacobs
Chief Executive Officer
(Principal Executive Officer)